UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2023

SLR Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-00754	26-1381340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Park Avenue

New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

(212) 993-1670

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SLRC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2023, SUNS SPV LLC as borrower (“SUNS SPV”), a wholly-owned financing subsidiary of SLR Investment Corp. (the “Company”), entered into the eleventh amendment (the “Amendment”) to its senior secured revolving credit facility with Citibank, N.A. acting as administrative agent (the “Credit Facility”). Pursuant to the Amendment, commitments to the Credit Facility were increased from $225 million to $275 million by utilizing the accordion feature and may be further expanded up to $600 million under its accordion feature. The stated interest rate on the Credit Facility continues to be SOFR plus 2.00%-2.50% with no SOFR floor requirement and the final maturity date continues to be June 1, 2026. The Credit Facility is secured by all of the assets held by SUNS SPV. Under the terms of the Credit Facility, the Company and SUNS SPV, as applicable, have made certain customary representations and warranties, and are required to comply with various covenants, including leverage restrictions, reporting requirements and other customary requirements for similar credit facilities. The Credit Facility also includes usual and customary events of default for credit facilities of this nature.

Borrowing under the Credit Facility remains subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Amendment and the Credit Facility and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Loan and Servicing Agreement, dated as of August 26, 2011 (as amended through the Eleventh Amendment dated as of August 29, 2023), by and among SUNS SPV LLC, as the borrower, SLR Investment Corp., as the servicer and the transferor, each of the conduit lenders from time to time party thereto, each of the liquidity banks from time to time party thereto, each of the lender agents from time to time party thereto, Citibank, N.A., as the administrative agent and collateral agent, and Wells Fargo Bank, N.A., as the account bank, the backup servicer and the collateral custodian

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLR Investment Corp.

Date: August 30, 2023	By:	/s/ Shiraz Y. Kajee
Shiraz Y. Kajee
Secretary